Exhibit 10.426

GUARANTY AGREEMENT

WHEREAS, the execution of this Guaranty Agreement is a condition to INLAND WESTERN DENTON CROSSING LIMITED PARTNERSHIP, an Illinois limited partnership, whose address is 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Borrower”) borrowing from METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“MetLife”), having its principal place of business at 10 Park Avenue, Morristown, New Jersey 07960, and (ii) METLIFE BANK, N.A. (“MetLife Bank”), a national banking association, having an address of 10 Park Avenue, Morristown, New Jersey 07960 (MetLife and MetLife Bank being collectively referred to as “Lender”), the aggregate principal amount of $35,200,000.00;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, whose address for notice is 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Guarantor”), hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Obligations (as defined below), this Guaranty Agreement being upon the following terms:

1.                                       The term “Indebtedness” as used herein shall mean all obligations, indebtedness and liabilities of Borrower to Lender evidenced by (i) that certain Promissory Note (the “Note”) of even date herewith executed by Borrower and payable to the order of MetLife in the principal amount of Twenty-Five Million Two Hundred Thousand and No/100 Dollars ($25,200,000.00), (ii) that certain Promissory Note (the “MetLife Bank Note”) of even date herewith executed by Borrower and payable to the order of MetLife Bank in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (the MetLife Note and the MetLife Bank Note are collectively referred to as the “Note” or “Notes”) and (iii) the Unsecured Indemnity Agreement (as defined in the Notes).

2.                                       The term “Guaranteed Obligations” as used herein means: (a) payment and performance by Borrower of all of Borrower’s liability under: (i) the Unsecured Indemnity Agreement, and (ii) Paragraph 11 of the Notes (such amounts under subsections (i) and (ii) of this Section 2(a) being herein called the “Performance Sums”) plus (b) interest at the Default Rate (as defined in the Note) which accrues on the Performance Sums from the date of written demand for payment under this Guaranty Agreement from Lender to Guarantor until the Performance Sums arc paid in full plus (c) all costs, including, without limitation, all reasonable attorney’s fees and expenses incurred by Lender in connection with collection of the Guaranteed Obligations.

3.                                       This instrument is an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Obligations.  No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Lender or any other party, or which Guarantor may have against Borrower, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent beneficiary of this Guaranty Agreement or any portion of the Indebtedness.

4.                                       If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be in addition to any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.                                          In the event of default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations are due to be paid or performed by Borrower, Guarantor shall promptly pay or perform the Guaranteed Obligations then due in full without notice or demand, and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others, or to enforce any rights against any collateral which shall ever have been given to secure such Indebtedness.  Without limiting any other provisions of this Guaranty Agreement, Guarantor acknowledges and agrees that, to the extent Lender realizes any proceeds under any documents which secure the Indebtedness (including, without limitation, voluntary payments, insurance or condemnation proceeds or proceeds from the sale at foreclosure of any collateral securing the Indebtedness), such proceeds shall, to the extent permitted by law, not be applied to or credited against the Guaranteed Obligations.  FURTHER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS GUARANTY AGREEMENT, GUARANTOR HEREBY IRREVOCABLY AGREES THAT, UNTIL PAYMENT IN FULL TO LENDER OF THE INDEBTEDNESS AND THE GUARANTEED OBLIGATIONS, GUARANTOR SHALL HAVE NO RIGHT TO RECOVER FROM BORROWER ANY CLAIMS GUARANTOR HAS OR MIGHT HAVE AGAINST BORROWER (AS SUCH TERM “CLAIM” IS DEFINED IN THE UNITED STATES BANKRUPTCY CODE 11 U.S.C. §101[5] AS AMENDED FROM TIME TO TIME) IN CONNECTION WITH PAYMENTS MADE BY OR ON BEHALF OF GUARANTOR TO LENDER UNDER THIS GUARANTY AGREEMENT INCLUDING, WITHOUT IMPLIED LIMITATION, ALL RIGHTS GUARANTOR MAY NOW OR HEREAFTER HAVE UNDER ANY AGREEMENT OR AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY LAW SUBROGATING THE GUARANTOR TO THE RIGHTS OF LENDER) TO ASSERT ANY CLAIM AGAINST OR SEEK CONTRIBUTION, INDEMNIFICATION OR ANY OTHER FORM OF REIMBURSEMENT FROM BORROWER OR ANY OTHER PARTY LIABLE FOR PAYMENT OF ANY OR ALL OF THE INDEBTEDNESS.

6.                                       If acceleration of the time for payment by Borrower of all or any portion of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, the Guaranteed Obligations shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

7.                                       Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor; (a) the taking or accepting of collateral as security for any or all of the Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Indebtedness; (b) the full or partial release of Borrower or any other guarantor from liability for any or all of the Indebtedness or the Guaranteed Obligations; (c) the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower or any other party ever liable for any or all of the Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations from Borrower or Guarantor or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Indebtedness or any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Indebtedness or the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Indebtedness or the Guaranteed Obligations; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Indebtedness or the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Indebtedness; (k) any impairment of any collateral securing any or all of the Indebtedness; (1) the failure of Lender to sell any collateral securing any or all of the Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; (n) the application against the Indebtedness of the proceeds realized by Lender under any documents which secure the Indebtedness (including, without limitation, voluntary payments, insurance or condemnation proceeds or proceeds from the sale at foreclosure of any collateral securing the Indebtedness), except as provided in Section 5 of this Guaranty Agreement; or (o) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor, or any other party liable for any or all of the Indebtedness or the Guaranteed Obligations.  Guarantor further expressly waives any right or option under applicable law or otherwise to be released or discharged, in whole or in part, by reason of any of the matters set forth in (a) through (o) of this Section, and further expressly waives any defense to the full payment and performance of the Guaranteed Obligations arising from the matters set forth in (a) through (o) of this Section.  In addition, Guarantor expressly waives: (i) any duty or obligation on the Lender to proceed to collect payment of the Indebtedness from, or to commence an action against, the Borrower or any other person, or to resort to any security or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or any other person, despite any notice or request of the undersigned to do so; (ii) to the fullest extent permitted by law, the requirements and/or the benefits of Chapter 34 of the Texas Business and Commerce Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, and Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, and (iii) except as expressly reserved pursuant to Section 21 hereof, any and all rights or defenses arising by reason of any “one action” or “anti-deficiency”

law or any other law which may prevent Lender from bringing any action, including a claim for deficiency (but only to the extent of the Guaranteed Obligations and not otherwise), against Guarantor, before or after Lender’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale.  Furthermore, the obligations of Guarantor under this Guaranty shall not be released, diminished, or affected by any deterioration, waste, loss or impairment of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, or by the failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security.  The liabilities and obligations of Guarantor to Lender under this Guaranty shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Loan and the payment of the Loan and the Guaranteed Obligations (or the transactions creating same) or otherwise.

8.                                       Guarantor represents and warrants to Lender as follows:

(a)                                  Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(b)                                 The execution, delivery, and performance by Guarantor of this Guaranty Agreement do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or his properties are bound.

(c)                                  No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

(d)                                 The value of the consideration received and to be received by Guarantor as a result of Lender making extensions of credit to Borrower and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and such extensions of credit have benefited and may reasonably be expected to benefit Guarantor directly and indirectly.

(e)                                  Guarantor has, independently and without reliance upon Lender and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

9.                                       Guarantor covenants and agrees that, as long as the Indebtedness or the Guaranteed Obligations or any part thereof is outstanding:

(a)                                  Guarantor will furnish to Lender as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Guarantor, beginning with the fiscal year ending December 31, 2004, (i) a copy of the financial statements of Guarantor for such fiscal year and (ii) a certificate of Guarantor to Lender (A) stating that no default under this Guaranty Agreement and no event which with notice or lapse of time or both would be a default under this Guaranty Agreement has occurred and is continuing, or if in Guarantor’s opinion a default under this Guaranty Agreement has occurred and is continuing, a statement as to the nature thereof and (B) disclosing and certifying as to all material changes in Guarantor’s debt or net worth or otherwise certifying that there has been no material change in Guarantor’s personal debt or net worth since the previous financial statement delivered to Lender.

(b)                                 Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement.

(c)                                  Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may request.

(d)                                 Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to Lender.

(e)                                  Except for transfers permitted under the Deed of Trust, Security Agreement and Fixture Filing dated of even date herewith (the “Deed of Trust”) and the other Loan Documents.  Guarantor will at all times own directly or indirectly and free and clear of all liens and encumbrances whatsoever at least the same percentage interest in Borrower, if any, as its owns directly or indirectly on the date hereof.

10.                                 (a)                                  Guarantor hereby agrees that the Subordinated Indebtedness (as hereinafter defined) shall he subordinate and junior in right of payment to the prior payment in full of all Indebtedness and satisfaction of all obligations of Borrower to Lender under the Loan Documents, and Guarantor hereby assigns the Subordinated Indebtedness to Lender as security for the payment of the Guaranteed Obligations.  If any sums shall be paid to Guarantor by Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Lender against the Indebtedness or the Guaranteed Obligations in such order and manner as Lender may determine in its sole discretion.  Upon the request of Lender, Guarantor shall execute, deliver, and endorse to Lender such documents and instruments as Lender may request to perfect, preserve, and enforce its rights hereunder.  For purposes of this Guaranty Agreement, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon arc direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor; provided, however, that the term “Subordinated Indebtedness” shall not mean or include any distributions by Borrower to its partners (including Guarantors) pursuant to the limited partnership agreement of Borrower at any time when no Event of Default (as defined in the Deed of Trust) exists.

(b)                                 Guarantor agrees that any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to (i) any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Indebtedness or any part thereof, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attached and (ii) satisfaction of all obligations of Borrower to Lender under the Loan Documents.  Without the prior written consent of Lender until the Indebtedness has been paid in full, Guarantor shall not (i) file suit against Borrower or exercise or enforce any other creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.

(c)                                  In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Lender shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness.  Lender may apply any such dividends, distributions, and payments against the Guaranteed Obligations in such order and manner as Lender may determine in its sole discretion.  Guarantor hereby appoints Lender as Guarantor’s attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to enable Lender to act in the place of Guarantor with respect to (i) any claim under the Subordinated Indebtedness or (ii) the receipt of any such dividends, distributions and payments.

(d)                                 Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

11.                                 No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender.  No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

12.                                 Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Indebtedness shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

13.                                 This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the portion of the Indebtedness so assigned, may be transferred with such Indebtedness.  This Guaranty Agreement is binding not only on Guarantor, but on Guarantor’s heirs, successors and assigns.

14.                                 Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrower and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in making extensions of credit to Borrower.  Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

15.                                 This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.  Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought in any state or federal court in Dallas County, Texas.  Guarantor hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.  Guarantor agrees that service of process and/or notice upon it may be made by certified or registered mail, return receipt requested, at its address specified on the first page hereof.  Nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor’s property in courts in other jurisdictions.  Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Dallas County, Texas.

16.                                 Guarantor hereby waives promptness, diligence, notice of any default under the Indebtedness or of Borrower’s failure to pay or perform the Guaranteed Obligations, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with, respect to the Indebtedness and this Guaranty Agreement.

17.                                 Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that Guarantor is not relying upon Lender to provide (and

Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

18.                                 In case any one or more of the provisions contained in this Guaranty Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.                                  THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF PAYMENT AND PERFORMANCE OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

20.                                 To the fullest extent permitted by applicable law, Guarantor HEREBY WAIVES HIS RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with this Guaranty Agreement, the Unsecured Indemnity Agreement, the Deed of Trust (as defined in the Note), the Note or any of the other Loan Documents or the enforcement of any remedy hereunder or thereunder or under any law, statute, or regulation.  Guarantor will not seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.  Guarantor has received the advice of counsel with respect to this waiver.

21.                                 Anything herein or in the other Loan Documents to the contrary notwithstanding, neither Guarantor’s execution and delivery of this Guaranty nor any provision in this Guaranty or any of the other Loan Documents shall be deemed or construed as a waiver by Guarantor of the rights and protections afforded under Sections 51.003, 51.004, and 51.005 of the Texas Property Code, as such provisions may from time to time be amended or recodified, in the event the Loan becomes full recourse to Guarantor.

(signature follows on next page)

EXECUTED effective the 7th day of December, 2004.

GUARANTOR:

INLAND WESTERN RETAIL REAL ESTATE
TRUST, INC.,
a Maryland corporation

By:	/s/ VALERIE MEDINA
Name:	VALERIE MEDINA
Title:	ASS'T SECRETARY